EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement of Calvert World Values Fund, Inc. (1933 Act File No. 033-45829) of my opinion dated January 27, 2017 which was filed as Exhibit (i) to Post-Effective Amendment No. 53.

/s/ Katy D. Burke
Katy D. Burke, Esq.

October 3, 2017

Boston, Massachusetts

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